Exhibit 99

CONVERGYS NEWS RELEASE

Convergys Reports Third Quarter Results

(Cincinnati; November 1, 2011) — Convergys Corporation (NYSE: CVG), a global leader in relationship management, today announced its financial results for the third quarter of 2011.

Third Quarter Summary

•	Revenue of $577 million, up 4 percent compared with prior year;

•	Operating income of $44 million, up 25 percent compared with prior year;

•	GAAP EPS of $1.75, including $1.41 gain on sale of interests in the Cellular Partnerships, and a net $0.09 discrete tax benefit;

•	Adjusted EBITDA of $69 million, up 8 percent compared with prior year;

•	$473 million cash on balance sheet at quarter end, including $320 million proceeds from sale of interests in the Cellular Partnerships;

•	Raising full year revenue and earnings guidance.

“We performed well operationally in the third quarter and year to date, and feel comfortable raising our revenue guidance for the full year,” said Jeff Fox, president and CEO of Convergys. “Customer Management delivered profitable growth as we continued to invest in agent training and global infrastructure to support new program ramps. The Information Management business delivered year-over-year and sequential revenue growth. Our improving results and significant cash position create flexibility for us to invest in the business and enhance shareholder value.”

Third quarter results include $172 million, or $1.41 per diluted share, after-tax gain on the sale of the company’s minority interest in the Cellular Partnerships, and a net $11 million, or $0.09 per diluted share, discrete tax benefit from international operations. To provide clarity into the underlying contribution from continuing operations of the business, tables reconciling GAAP to non-GAAP measures are attached.

Revenue – Revenue was $577 million compared with $556 million in the same period last year.

Operating Income – Operating income was $44 million, a 25 percent increase compared with $35 million in the same period last year.

Net Income – Net income from continuing operations was $214 million, or $1.75 per diluted share, compared with $35 million, or $0.28 per diluted share, in the same period last year. Net income from continuing operations excluding the gain on sale of the Cellular Partnerships was $42 million, or $0.34 per diluted share. Adjusted net income from continuing operations excluding both the net discrete tax benefit and the gain on sale of the Cellular Partnerships was $31 million, or $0.25 per diluted share. This compared with $28 million, or $0.22 per diluted share, excluding income related to the Cellular Partnerships and CEO transition costs, in the same period last year.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – Adjusted EBITDA was $69 million compared with adjusted EBITDA of $64 million, excluding the items related to the Cellular Partnerships and CEO transition discussed above, in the same period last year. Customer Management EBITDA was $56 million compared with $50 million EBITDA in the same period last year. Information Management EBITDA was $14 million compared with $15 million in the same period last year.

Free Cash Flow – Free cash flow was $13 million compared with $26 million in the same period last year.

Net Cash (Debt) – Cash and cash equivalents was $473 million, debt maturing in one year was $6 million, and long-term debt was $121 million, yielding net cash of $345 million at September 30, 2011. This compared with net cash of $8 million at June 30, 2011, and net debt of $37 million at the end of the third quarter of last year.

Third Quarter Segment Performance

Customer Management – Revenue was $491 million compared with $463 million in the same period last year. Operating income was $39 million compared with $31 million in the same period last year. Operating margin was 7.9 percent, a 110 basis point improvement compared with 6.8 percent in the same period last year.

Information Management – Revenue was $84 million compared with $82 million in the same period last year. Operating income was $10 million compared with $11 million in the same period last year. Operating margin was 11.6 percent compared with 13.8 percent in the same period last year.

Corporate and Other – Operating loss of $5 million reflects long-term incentive compensation costs compared with operating loss of $8 million from long-term incentive compensation and CEO transition-related costs in the same period last year.

2011 Business Outlook

Convergys is raising guidance for full-year revenue and earnings based on excellent year-to-date performance across the business combined with the following expectations for the fourth quarter of 2011:

•	Customer Management fourth-quarter 2011 revenue of approximately $490 million;

•	Information Management fourth-quarter 2011 revenue of approximately $90 million;

•	Fourth-quarter 2011 EPS of approximately $0.40, including an expected net discrete tax benefit of approximately $0.15;

•	Fourth-quarter 2011 EBITDA of approximately $70 million.

A reconciliation table of previous to revised 2011 guidance is attached.

Forward-Looking Statements Disclosure and “Safe Harbor” Note:

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward-looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance,” “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our inability to protect personally identifiable data against unauthorized access or unintended release; (iv) our inability to maintain and upgrade our technology and network equipment in a timely manner; (v) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; and (vi) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com

Non-GAAP Financial Measures:

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

Management uses operating income, net income, and earnings per share data excluding the third-quarter 2011 gain on the sale of interests in Cellular Partnerships and discrete net tax benefits, year to date 2011 gain on sale of the Finance and Accounting outsourcing line of business, third-quarter 2010 CEO transition-related costs and earnings from our investments in the Cellular Partnerships and year-to-date 2010 restructuring charges, HR Management-related costs and the non-operating reserve reduction benefit, to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Management uses free cash flow to assess the financial performance of the company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock, and to repay the company’s debt obligations. Management also believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation:

Convergys will hold its Third Quarter Financial Results webcast presentation at 8:30 A.M., Eastern Daylight Time, Wednesday, November 2. It will feature President and CEO Jeff Fox and CFO Earl Shanks. The webcast presentation will take place live and will then be available for replay at this link - http://tinyurl.com/3bkpfx5 The replay will be available through November 30.

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About Convergys

Convergys Corporation (NYSE: CVG) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients.

For more than 30 years, our unique combination of domain expertise, operational excellence, and innovative technologies has delivered process improvement and actionable business insight to marquee clients all over the world.

Convergys has approximately 70,000 employees in 69 customer contact centers and other facilities in the United States, Canada, Latin America, Europe, the Middle East, Africa, and Asia, and our global headquarters in Cincinnati, Ohio. For more information, visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Jeff Hazel, Public/Media Relations

+1 513 723 7153 or jeff.hazel@convergys.com

CONVERGYS CORPORATION

Reconciliation of Previous Guidance to Revised Guidance

(In Millions Except Per Share Amounts)

Convergys	Previous FY Guidance		Actual YTD	4Q11 Guidance		Revised FY Guidance
Revenue ($million)
Customer Management	>$	1,875	$1,419	~$	490	~$	1,909
Information Management		$330 - $340	$240	~$	90	~$	330
EBITDA ($million)
ex/Cell Partnerships sale gain*		$275 - $295	$219	~$	70	~$	289
EPS		$2.30 - $2.43	$2.28	~$	0.40	~$	2.68
ex/Cell Partnerships sale gain*		$0.92 - $1.05	$0.88	~$	0.40	~$	1.28

*	Earnings metrics exclude 3Q’11 Cellular Partnerships sale gain of $265 million, or $1.40 per share, and include: 1Q’11 F&A business sale gain of $7 million, or $0.04 per share; 1H’11 Cellular Partnerships earnings of $20 million, or $0.11 per share; 3Q’11 net discrete tax benefit of $11 million, or $0.09 per share; and, 4Q’11 net discrete tax benefit of approximately $0.15.

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended Sep 30,		%	For the Nine Months Ended Sep 30,		%
(In millions except per share amounts)	2011	2010	Change	2011	2010	Change
Revenues	$576.9	$556.0	4	1,673.1	1,630.2	3
Costs and Expenses:
Cost of Providing Services and Products Sold	364.7	341.1	7	1,049.8	982.5	7
Selling, General and Administrative	133.1	140.6	(5)	395.5	440.2	(10)
Research and Development Costs	11.6	13.1	(11)	38.1	42.3	(10)
Depreciation	21.6	24.1	(10)	63.9	75.4	(15)
Amortization	2.4	2.4	0	7.2	7.6	(5)
Restructuring Charges	—	—	NM	—	17.6	(100)

Total Costs and Expenses	533.4	521.3	2	1,554.5	1,565.6	(1)

Operating Income	43.5	34.7	25	118.6	64.6	84
Earnings and Gain from Cellular Partnerships, net	265.0	11.9	NM	285.2	36.9	NM
Other Income (Expense), net	1.2	1.3	(8)	9.0	7.9	14
Interest Expense	(3.6)	(4.1)	(12)	(12.5)	(15.2)	(18)

Income Before Income Taxes and Discontinued Operations	306.1	43.8	NM	400.3	94.2	NM
Income Tax Expense	92.4	8.8	NM	120.0	22.4	NM

Income from Continuing Operations, net of tax	213.7	35.0	NM	280.3	71.8	NM
Income from Discontinued Operations, net of tax	—	(6.2)	NM	—	19.7	(100)

Net Income	$213.7	$28.8	NM	280.3	91.5	NM

Basic Earnings Per Common Share
Continuing Operations	$1.78	$0.28	NM	$2.32	$0.58	NM
Discontinued Operations	$—	$(0.05)	NM	$—	$0.16	(100)

Net Basic Earnings Per Common Share	$1.78	$0.23	NM	$2.32	$0.74	NM

Diluted Earnings Per Common Share
Continuing Operations	$1.75	$0.28	NM	$2.28	$0.57	NM
Discontinued Operations	$—	$(0.05)	NM	$—	$0.16	(100)

Net Diluted Earnings Per Common Share	$1.75	$0.23	NM	$2.28	$0.73	NM

Weighted Average Common Shares Outstanding
Basic	120.1	123.2		120.9	123.5
Diluted	121.8	125.4		123.0	125.8
Market Price Per Share
High	$14.09	$11.31		$15.00	$13.78
Low	$9.01	$9.50		$9.01	$9.50
Close	$9.38	$10.45		$9.38	$10.45

CONVERGYS CORPORATION

Segment Revenues and Operating Income

(Unaudited)

	For the Three Months Ended Sep 30,		%	For the Nine Months Ended Sep 30,		%
(In millions)	2011	2010	Change	2011	2010	Change
Revenues:
Customer Management	$490.9	$462.9	6	$1,419.0	$1,372.6	3
Information Management	83.6	81.9	2	240.4	242.3	(1)
Corporate	2.4	11.2	(79)	13.7	15.3	(10)

Revenue	$576.9	$556.0	4	$1,673.1	$1,630.2	3

Operating Income (Loss):
Customer Management	$39.0	$31.3	25	$108.5	$73.1	48
Information Management	9.7	11.3	(14)	23.4	$27.6	(15)
Corporate and Other
HR Management costs not qualified as Discontinued Operations	—	—	NM	—	(9.1)	(100)
CEO transition costs	—	(1.4)	(100)	—	(7.6)	(100)
Restructuring	(0.2)	—	NM	(0.2)	(2.3)	(91)
Post-retirement benefit curtailment	—	—	NM	1.5	—	NM
Other	(5.0)	(6.5)	(23)	(14.6)	(17.1)	(15)

	(5.2)	(7.9)	(34)	(13.3)	(36.1)

Operating Income	$43.5	$34.7	25	$118.6	$64.6	84

CONVERGYS CORPORATION

Consolidated Balance Sheets

(In millions)	(Unaudited) Sep. 30, 2011	Dec. 31, 2010
Assets
Cash and Cash Equivalents	$472.5	$186.1
Receivables - Net	376.8	371.6
Other Current Assets	145.2	136.0
Current Assets - Held for Sale	9.1	11.8
Property and Equipment - Net	341.2	347.6
Other Assets	1,000.3	1,072.2

Total Assets	$2,345.1	$2,125.3

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$6.4	$91.0
Other Current Liabilities	363.0	380.2
Other Liabilities	433.1	350.7
Long-Term Debt	121.0	119.3
Common Shareholders’ Equity	1,421.6	1,184.1

Total Liabilities and Shareholders’ Equity	$2,345.1	$2,125.3

CONVERGYS CORPORATION

Summarized Statements of Cash Flows

(Unaudited)

	For the Three Months Ended Sep 30,				For the Nine Months Ended Sep 30,
(In millions)	2011		2010		2011		2010
Net cash provided by operating activities	$33.0		$47.7		135.0		159.9
Net cash provided by (used in) by investing activities	303.4	(a)	(23.8	) (a)	276.1	(b)	22.4 (b)
Net cash (used in) provided by financing activities	(45.2)		1.1		(124.7)		(359.3)

Net increase (decrease) in cash	$291.2		$25.0		$286.4		($177.0)

(a)	Includes $19.7 and $21.3 of capital expenditures, net of proceeds for disposals, for the three months ended September 30, 2011 and 2010, respectively.
(b)	Includes $57.0 and $48.8 of capital expenditures, net of proceeds for disposals, for the nine months ended September 30, 2011 and 2010, respectively.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(In millions)	2011	2010	2011	2010
Net cash provided by operating activities	$33.0	$47.7	$135.0	$159.9
Capital expenditures, net	(19.7)	(21.3)	(57.0)	(48.8)

Free cash flow (a non-GAAP measure)	$13.3	$26.4	$78.0	$111.1

Management uses free cash flow to assess the financial performance of the Company. Convergys’ Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(In millions)	2011	2010	2011	2010
Income from Continuing Operations, net of tax	$213.7	$35.0	$280.3	$71.8
Depreciation and Amortization	24.0	26.5	71.1	83.0
Interest expense	3.6	4.1	12.5	15.2
Income tax expense	92.4	8.8	120.0	22.4

EBITDA (a non-GAAP measure)	333.7	74.4	483.9	192.4
Gain on sale of interests in Cellular Partnerships, net	(265.0)	—	(265.0)	—

EBITDA excluding the gain on sale of interests in Cellular Partnerships (a non-GAAP measure)	68.7	74.4	218.9	192.4

Earnings from interests in Cellular Partnerships	—	(11.9)	—	(11.9)
Gain on sale of F&A line of business	—	—	(7.0)	—
Restructuring	—	—	—	17.6
HR Management costs not qualifying as Discontinued Operations	—	—	—	9.1
CEO transition costs	—	1.4	—	7.6
Non-operating reserve reduction	—	—	—	(13.0)

Adjusted EBITDA (a non-GAAP measure)	$68.7	$63.9	$211.9	$201.8

The Company presents the non-GAAP financial measures EBITDA, EBITDA excluding the gain on the sale of interests in Cellular Partnerships and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Quarterly Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	For the Three Months Ended Sep 30,
	2011	2010
Operating income as reported under U.S. GAAP	$43.5	$34.7
CEO transition costs (a)	—	1.4

Adjusted operating income (a non-GAAP measure)	$43.5	$36.1

Income from continuing operations, net of tax, as reported under U.S. GAAP	$213.7	$35.0
Gain on sale of interests in Cellular Partnerships of $265.0, net of tax (b)	(171.8)	—

Income from continuing operations excluding the Gain on Sale of Interests in Cellular Partnerships, net of tax (a non-GAAP measure)	$41.9	$35.0

CEO transition costs of $1.4, net of tax	—	0.9
Earnings from investment in Cellular Partnerships of $11.9, net of tax (b)	—	(7.7)
Discrete tax items (c)	(11.3)	—

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$30.6	$28.2

Diluted EPS from continuing operations as reported under U.S. GAAP	$1.75	$0.28
Impact of gain on sale of interests in Cellular Partnerships, net of tax	(1.41)	—

Diluted EPS from continuing operations excluding the Gain on Sale of Interests in Cellular Partnerships, net of tax (a non-GAAP measure)	$0.34	$0.28

Net impact of all other charges above	(0.09)	(0.06)

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.25	$0.22

(a)	On February 10, 2010, the Company announced the termination of David F. Dougherty’s role as President and Chief Executive Officer of the Company and the appointment of Jeffrey H. Fox to these roles. The Company recognized expense of $1.4 during the third quarter of 2010 related to this transition.
(b)	In July 2011, Convergys completed the sale of its 33.8% interest in the Cincinnati SMSA Limited Partnership and its 45.0% interest in Cincinnati SMSA Tower Holdings LLC (together the Cellular Partnerships) for $320. The Company recognized a pre-tax gain on the sale of these investments of $265 in the third quarter of 2011. In addition, upon completion of the sale, the Company will no longer report ongoing income from this investment. For comparability, we are excluding the impact of $11.9 of earnings from the investment in the Cellular Partnerships for the three months ended September 30, 2010.
(c)	During the third quarter, Convergys recorded a net tax benefit of $11.3 associated with certain discrete tax items as a result of international transactions.

Management uses operating income excluding the CEO transition costs and net income and earnings per share data excluding those operating costs, the impact of the gain on the sale of and income from our interests in the Cellular Partnerships and certain discrete tax items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	For the Nine Months Ended Sep 30,
	2011	2010
Operating income as reported under U.S. GAAP	$118.6	$64.6
Restructuring (a)	—	17.6
CEO transition costs (b)	—	7.6
HR Management costs not qualifying as Discontinued Operations (c)	—	9.1

Total charges	—	34.3

Adjusted operating income (a non-GAAP measure)	$118.6	$98.9

Income from continuing operations, net of tax, as reported under U.S. GAAP	$280.3	$71.8
Gain on sale of interests in Cellular Partnerships of $265.0, net of tax	(171.8)	—

Income from continuing operations excluding the Gain on Sale of Interests in Cellular Partnerships, net of tax (a non-GAAP measure)	$108.5	$71.8

Total operating charges of $34.3, net of tax	—	22.6
Gain on sale of F&A line of business of $7.0, net of tax (d)	(4.3)	—
Earnings from investments in Cellular Partnerships of $11.9, net of tax (e)	—	(7.7)
Non-operating reserve reduction of $13.0, net of tax (f)	—	(8.1)
Discrete tax items (g)	(11.3)	—

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$92.9	$78.6

Diluted EPS from continuing operations as reported under U.S. GAAP	$2.28	$0.57
Impact of gain on sale of interests in Cellular Partnerships, net of tax	(1.40)	—

Diluted EPS from continuing operations excluding the Gain on Sale of Interests in Cellular Partnerships, net of tax (a non-GAAP measure)	$0.88	$0.57

Net impact of all other charges above	(0.12)	0.05
Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.76	$0.62

(a)	Year to date 2010 results include $17.6 of restructuring charges to streamline operations across the businesses, including $15.3 within the Customer Management segment to align costs to future revenue and $2.3 within Corporate and Other largely to reduce headcount.
(b)	On February 10, 2010, the Company announced the termination of David F. Dougherty’s role as President and Chief Executive Officer of the Company and the appointment of Jeffrey H. Fox to these roles. The Company recognized expense of $7.6 during the first three quarters of 2010 related to this transition.
(c)	In March 2010, the Company signed a definitive agreement to sell the HR Management business and substantially completed the sale in June 2010. The results of operations met the criteria for presentation as discontinued operations; however, certain costs previously allocated to the HR Management segment did not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company reported $9.1 of these costs which previously would have been presented within the HR Management segment within continuing operations for the nine months ended September 30, 2010.
(d)	In the first quarter of 2011, the Company completed the sale of the Finance and Accounting outsourcing line of business for approximately $10, resulting in a pre-tax gain of $7.0 and an after tax of $4.3.
(e)	In July 2011, Convergys completed the sale of its 33.8% interest in the Cincinnati SMSA Limited Partnership and its 45.0% interest in Cincinnati SMSA Tower Holdings LLC (together the Cellular Partnerships) for $320. The Company recognized a pre-tax gain on the sale of these investments of $265 in the third quarter of 2011. In addition, upon completion of the sale, the Company will no longer report ongoing income from this investment. For comparability, we are excluding the impact of our earnings from investment in the Cellular Partnerships for the three months ended September 30, 2010.
(f)	In the first quarter of 2010, a reduction in a previously established non-operating reserve resulted in a positive impact to earnings of $13.0.
(g)	During the third quarter, Convergys recorded a net tax benefit of $11.3 associated with certain discrete tax items as a result of international transactions.

Management uses operating income excluding the restructuring, CEO transition and HR Management related costs and net income and earnings per share data excluding those operating costs and the impact of the gain on the sale of the Finance and Accounting outsourcing line of business, the reduction of the non-operating reserve, the gain on the sale of our interests in the Cellular Partnerships and earnings from our interests in the Cellular Partnerships and certain discrete tax items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Customer Management - Operating Segment Data

(Unaudited)

	For the Three Months			For the Nine Months
	Ended Sep 30,		%	Ended Sep 30,		%
(In millions)	2011	2010	Change	2011	2010	Change
Revenues:
Communications	$300.3	268.1	12	$844.1	$783.6	8
Technology	40.9	36.7	11	128.4	109.8	17
Financial Services	51.9	58.2	(11)	161.4	181.6	(11)
Other	97.8	99.9	(2)	285.1	297.6	(4)

Total Customer Management Revenues	490.9	462.9	6	1,419.0	1,372.6	3
Costs and Expenses:
Cost of Providing Services and Products Sold	315.3	289.7	9	908.6	844.2	8
Selling, General and Administrative	115.4	119.2	(3)	339.9	369.1	(8)
Research and Development Costs	3.4	4.2	(19)	10.9	14.4	(24)
Depreciation	14.9	16.6	(10)	44.5	50.8	(12)
Amortization	1.9	1.9	(0)	5.6	5.7	(2)
Restructuring Charges	1.0	—	NM	1.0	15.3	(93)

Total Costs and Expenses	451.9	431.6	5	1,310.5	1,299.5	1

Operating Income as reported under U.S. GAAP	$39.0	$31.3	25	$108.5	$73.1	48

Restructuring charges	1.0	—		1.0	15.3

Adjusted operating income (a non-GAAP measure)	$40.0	$31.3	28	$109.5	$88.4	24

Operating Income as reported under U.S. GAAP	$39.0	$31.3		$108.5	$73.1
Depreciation	14.9	16.6		44.5	50.8
Amortization	1.9	1.9		5.6	5.7

EBITDA (a non-GAAP measure)	$55.8	$49.8	12	$158.6	$129.6	22

Restructuring charges	1.0	—		1.0	15.3

Adjusted EBITDA (a non-GAAP measure)	$56.8	$49.8	14	$159.6	$144.9	10

Operating Margin	7.9%	6.8%		7.6%	5.3%
Adjusted Operating Margin (a non-GAAP measure)	8.1%	6.8%		7.7%	6.4%
EBITDA Margin (a non-GAAP measure)	11.4%	10.8%		11.2%	9.4%
Adjusted EBITDA Margin (a non-GAAP measure)	11.6%	10.8%		11.2%	10.6%

Results for the three and nine months ended September 30, 2011 include $1.0 of severance related restructuring charges primarily to reduce headcount. Results for the three and nine months ended September 30, 2010 include $0 and $15.3 of restructuring charges, respectively, including $8.5 of severance related charges and $6.8 of facility related. The Company uses Customer Management operating income excluding the restructuring charges to assess the current operational performance of the business for the year and to have a basis to compare results to prior and future periods. The charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of the non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measure, operating income excluding the charges, and the GAAP measure, operating income, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measures EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, operating income, in evaluation of the segment’s underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measure.

CONVERGYS CORPORATION

Information Management—Operating Segment Data

(Unaudited)

	For the Three Months Ended Sep 30,		%	For the Nine Months Ended Sep 30,		%
(In millions)	2011	2010	Change	2011	2010	Change
Revenues:
Data Processing	$11.7	$15.5	(25)	$36.8	$48.7	(24)
Professional and Consulting	37.5	29.4	28	101.6	90.2	13
License and Other	34.4	37.0	(7)	102.0	103.4	(1)

Total Information Management Revenues	83.6	81.9	2	240.4	242.3	(1)
Costs and Expenses:
Cost of Providing Services and Products Sold	47.1	41.7	13	130.5	125.6	4
Selling, General and Administrative	15.5	15.9	(3)	48.8	48.2	1
Research and Development Costs	8.3	8.9	(7)	27.3	27.8	(2)
Depreciation	3.6	3.5	3	9.9	11.1	(11)
Amortization	0.6	0.6	0	1.7	2.0	(15)
Restructuring Charges	(1.2)	—	NM	(1.2)	—	NM

Total Costs and Expenses	73.9	70.6	5	217.0	214.7	1

Operating Income as reported under U.S. GAAP	$9.7	$11.3	(14)	$23.4	$27.6	(15)

Restructuring charges	(1.2)	—		(1.2)	—

Adjusted operating income (a non-GAAP measure)	$8.5	$11.3	(25)	$22.2	$27.6	(20)

Operating Income as reported under U.S. GAAP	$9.7	$11.3		$23.4	$27.6
Depreciation	3.6	3.5		9.9	11.1
Amortization	0.6	0.6		1.7	2.0

EBITDA (a non-GAAP measure)	$13.9	$15.4	(10)	$35.0	$40.7	(14)

Restructuring charges	(1.2)	—		(1.2)	—

Adjusted EBITDA (a non-GAAP measure)	$12.7	$15.4	(18)	$33.8	$40.7	(17)

Operating Margin	11.6%	13.8%		9.7%	11.4%
Adjusted Operating Margin (a non-GAAP measure)	10.2%	13.8%		9.2%	11.4%
EBITDA Margin (a non-GAAP measure)	16.6%	18.8%		14.6%	16.8%
Adjusted EBITDA Margin (a non-GAAP measure)	15.2%	18.8%		14.1%	16.8%

Results for the three and nine months ended September 30, 2011 include a $1.2 restructuring benefit comprised of a $2.8 facility related benefit partially offset by $1.6 of severance related costs primarily to reduce headcount and align resources to future business needs. Based upon early termination and settlement of a lease for a previously abandoned facility during the third quarter of 2011 and review of remaining reserves for other facilities, the Company record a net benefit of $2.8 to reduce the remaining reserves.

The Company uses Information Management operating income excluding the restructuring charges to assess the current operational performance of the business for the year and to have a basis to compare results to prior and future periods. The charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of the non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measure, operating income excluding the charges, and the GAAP measure, operating income, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measures EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, operating income, in evaluation of the segment’s underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measure.